EXHIBIT 31

CERTIFICATIONS

I, Brian R. Gamache certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of WMS Industries Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 8, 2013

/s/ Brian R. Gamache
Brian R. Gamache
Chief Executive Officer

I, Scott D. Schweinfurth certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of WMS Industries Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 8, 2013

/s/ Scott D. Schweinfurth
Scott D. Schweinfurth
Chief Financial Officer